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                                        August 12, 1994





Securities and Exchange Commission
Operations Center
Stop 0-7
6432 General Green Way
Alexandria, VA  22312

     Re:  McDonnell Douglas Corporation
          Form 10-Q, 2nd Quarter - 1994

Ladies and Gentlemen:

     On behalf of McDonnell Douglas Corporation, I enclose (via EDGAR transmission) MDC's Report on Form 10-Q for June 30, 1994.

     If you have any questions or comments, please call me at (314) 232-5958. Thank you for your assistance.

                                    Very truly yours,



                                 /s/ Robert L. Brand
                                     Robert L. Brand
                                     Vice President and Controller